Exhibit 10.38

LV1 392943v1 03/31/06
                                     TRIDENT
                                   GROWTH FUND

March 23, 2006

Roger Abel
President and Chief Executive Officer
Touchstone Resources USA, Inc.
1600 Smith, Suite 5100
Houston, Texas 77002

Dear Mr. Abel:

      Trident Growth Fund L.P. ("Trident") hereby agrees to extend the due date of Touchstone Resources USA, Inc.'s ("Touchstone") $2,100,000 Convertible Promissory Note from March 23, 2006 to a date no later than May 7, 2006 (the "Note Extension"). In addition, Trident agrees to waive the Cash Interest Coverage, The Cash Flow Coverage and the Current Ratio to a date no later than May 7, 2006 (the "Requirement Waivers"). In consideration for the above Note Extension and Requirement Waivers, Touchstone will issue to Trident a Common Stock Purchase Warrant to purchase 50,000 shares of Touchstone's common stock at $0.90 per share. These Warrants shall have the same terms and conditions as the Warrants issued in the original loan transaction.

      In the event that Touchstone raises funds sufficient to repay the Trident note through private placement of equity or debt during the term of the Note, Touchstone shall have the obligation to pay the $2,100,000 Convertible Promissory Note and any accrued interest outstanding out of such funds within ten days of the closing of such placement.

If the above corresponds with our agreement, please execute the acknowledgement below as evidence of your agreement.

                                           Very truly yours,

                                           TRIDENT GROWTH FUND, L.P.
                                           BY: TRIDENT MANAGEMENT, LLC.
                                               GENERAL PARTNER

                                           BY: /s/ Scotty Cook
                                               --------------------------------
                                               Scotty Cook, Authorized Member

   700 Gemini, Suite 100 o Houston, Texas 77058 o Tel: 281.488.8484 o Fax:
                                 281.488.5353
                          www.tridentgrowthfund.com

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                                                                   Exhibit 10.38

----------------
03/23/06

Agreed and Accepted
This 23rd day of March, 2006

TOUCHSTONE RESOURCES USA, INC.

BY: /s/  Roger Abel
    -----------------------------
    Roger Abel, President and
    Chief Executive Officer

   700 Gemini, Suite 100 o Houston, Texas 77058 o Tel: 281.488.8484 o Fax:
                                 281.488.5353
                          www.tridentgrowthfund.com